May 7, 2001



WMECO Funding LLC
174 Brush Hill Avenue
West Springfield, MA 01089

         Re:      WMECO Funding LLC Notes

Ladies and Gentlemen:

         This opinion is being delivered to you in connection with a registration statement on Form S-3 (No. 333-59118) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of notes (the "Notes") of WMECO Funding LLC, a Delaware limited liability company (the "Note Issuer"), to be issued from time to time as described in the form of the prospectus included as part of the Registration Statement. The Notes will be issuable under one or more Note Indentures (together, the "Note Indenture") to be entered into between the Note Issuer and the note trustee named therein.

         We have examined the originals, or copies certified to our satisfaction, of such corporate records of the Note Issuer and Western Massachusetts Electric Company ("Western Massachusetts Electric"), certificates of public officials and of officers of the Note Issuer and Western Massachusetts Electric, and other agreements, instruments and documents, as we have deemed necessary as a basis for the opinion expressed below. In our examination of such agreements, instruments and documents, we have assumed the genuineness of all signatures (other than those of the Note Issuer and Western Massachusetts Electric); the authenticity of all agreements, instruments and documents submitted to us as originals; the conformity to original agreements, instruments and documents of all agreements, instruments and documents submitted to us as certified, conformed or photostatic copies; and the authenticity of the originals of such copies. As to questions of fact material to our opinion, we have assumed without verification and relied upon the accuracy of the representations as to factual matters set forth in the Note Indenture and the other Basic Documents (as such term is defined in the Note Indenture) and in

WMECO Funding LLC
May 7, 2001
Page 2


certificates of the Note Issuer and Western Massachusetts Electric or their officers or of public officials.

         The opinion set forth below is subject to the following qualifications:

                  (A) No opinion is expressed with respect to any laws other than the laws of The Commonwealth of Massachusetts.

                  (B) In rendering the opinion set forth below, we have relied without independent investigation on the opinion of Richards, Layton & Finger, P.A. being delivered to you on the date hereof as to certain matters governed by Delaware law.

                  (C) Our opinion set forth below that the Notes will constitute the legal, valid and binding obligations of the Note Issuer is subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity, regardless of whether applied in proceedings in equity or at law.

                  (D) The maturity dates, interest rates, redemption provisions and other terms of the Notes being offered will be fixed in accordance with the terms of the Note Indenture.

         Based upon and subject to the foregoing, we are of the opinion that when the Note Indenture has been duly executed and delivered by the Note Issuer and each of the Notes has been duly executed, authenticated and delivered in accordance with the provisions of the Note Indenture against payment of the purchase price therefor in accordance with the Note Indenture, each of the Notes will constitute the legal, valid and binding obligation of the Note Issuer.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein under the caption "Legal Matters."

                                        Very truly yours,


                                        /s/ DAY, BERRY & HOWARD LLP
                                        ----------------------------------
                                        Day, Berry & Howard LLP

RJW:BJR